Exhibit 23.1

                                      INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Jerome Rosenberg, CPA, Certified Public Accountant, P.C. on Form S-8 of our report on the financial statements of United Textiles & Toys Corp. dated June 5, 2001, appearing in the Annual Report on Form 10-KSB of United Textiles & Toys Corp. for the year ended March 31, 2001.

                                                                      Sincerely,

                                                       /s/ Jerome Rosenberg, CPA
                                                          Jerome Rosenberg, CPA,
                                               Certified Public Accountant, P.C.

New York, New York

June 6, 2002